UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    August 21, 2014

LANDAUER, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9788	06-1218089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Science Road, Glenwood, Illinois	60425
(Address of Principal Executive Offices)	(Zip Code)

(708) 755-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Michael T. Leatherman as Interim President and Chief Executive Officer

On August 21, 2014, the Board of Directors of Landauer, Inc. (the “Company”) appointed Michael T. Leatherman as the Company’s Interim President and Chief Executive Officer, as well as its principal executive officer, each effective on September 15, 2014.  A press release announcing Mr. Leatherman’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Leatherman, age 61, has served as a member of the Board of Directors of the Company since 2008 and is a member of its Compensation and Audit Committees.  In addition, Mr. Leatherman served as Interim Chief Financial Officer of the Company from September 2011 through December 2011.  Since 2000, Mr. Leatherman has served as an Independent Consultant, primarily to the information technology industry.  Mr. Leatherman is a Certified Public Accountant and previously served as the Executive Vice President, Chief Information Officer and Chief Financial Officer of Wallace Computer Services, Inc., a provider of printed products and print management services, which prior to its acquisition by Moore Corporation was a NYSE-listed company.  From 2006 to 2009, Mr. Leatherman was a director of Nashua Corporation, a manufacturer, converter and marketer of labels and specialty papers, which was acquired by Cenveo, Inc.

During his term as Interim President and Chief Executive Officer, Mr. Leatherman will continue to serve as a director of the Company, but will cease his service as a member of the Audit Committee and Compensation Committee of the Company’s Board of Directors.

There are no arrangements or understandings between Mr. Leatherman and any other persons pursuant to which he was selected as Interim President and Chief Executive Officer.  There are also no family relationships between Mr. Leatherman and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Leatherman’s compensation as Interim President and Chief Executive Officer has not yet been determined.

Departure of William E. Saxelby as Director, President and Chief Executive Officer

William E. Saxelby, the Company’s President and Chief Executive Officer and a member of the Board of Directors, will be stepping down from such positions, effective as of September 15, 2014 (the “Separation Date”).  In connection with his departure, it is expected that Mr. Saxelby will receive compensation and benefits commensurate with those contemplated by his existing agreements with the Company for a termination without cause.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 22, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAUER, INC.

August 22, 2014	By:	/s/ Mark A. Zorko
Mark A. Zorko Interim Chief Financial Officer